Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 001-11960) of AstraZeneca PLC of our report dated 14 February 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in AstraZeneca PLC’s Annual Report on Form 20-F for the year ended 31 December 2019.

/s/PricewaterhouseCoopers LLP

London, United Kingdom

3 August 2020